Exhibit 15

June 14, 2004

Stockholders and Board of Directors

Phillips-Van Heusen Corporation

We are aware of the incorporation by reference in the Registration Statement (Form S-4) and related Prospectus of Phillips-Van Heusen Corporation of our review report dated May 19, 2004 relating to the unaudited condensed consolidation interim financial statements of Phillips-Van Heusen Corporation that are included in its Form 10-Q for the quarter ended May 2, 2004.

/s/ Ernst & Young LLP

New York, New York
June 14, 2004